Exhibit 10.7

COMMERCIAL LEASE

THIS COMMERCIAL LEASE (this “Lease”) is effective as of the 27th day of August, 2017 (“Effective Date”), between IMARX Investments, LLC, an Arizona limited liability company (“Lessor”) and NuvOx Pharma, LLC, an Arizona limited liability company, (“Lessee”). Lessor and Lessee are collectively referred to herein as the “Parties.”

RECITALS

A. Lessor is the present beneficial owner of the real property and improvements located at 1635 E. 18th Street, Tucson, Arizona, 85719 as legally described in Exhibit “A” (the “Premises”).

B. Evan Unger, M.D., (“Unger”) is a member of each of Lessor and Lessee and subject to the respective operating agreements thereof. The Parties wish to provide for payment of a portion of the Monthly Rent (defined below) to Unger in the form of Class B Membership Units in Lessee.

C. Lessee wishes to lease the Premises from Lessor and Lessor wishes to lease the Premises to Lessee on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants of the Parties, and for good and valuable consideration, the sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1. PREMISES. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Premises, and access thereto, for the term, at the rental rate, and upon all the conditions set forth herein.

2. TERM.

2.1. TERM. The term of this Lease (“Term”) will commence as of the Effective Date (“Commencement Date”) and will terminate on 26th day of August 2022 (“Expiration Date”), unless sooner terminated or renewed pursuant to any provision of this Lease.

2.2. AUTOMATIC RENEWAL. The Term of this Lease will automatically renew for additional one-year periods (each a “Renewal Term”) unless either party provides written notice to the other no sooner than 30 days before to the then scheduled Expiration Date. The date on which any Renewal Term expires will also be referred to as the Expiration Date.

3. RENT.

3.1. MONTHLY RENT. During the Term, or any Renewal Term, Lessee will pay to Lessor a monthly rental amount of $1 and to Unger a monthly rental amount of 1,285 Class B Membership Units in Lessee (“Monthly Rent”). On the first day of each month during the Term or any Renewal Term, Lessee will deliver to Unger at the address stated at Section 11.5: (1) a duly authorized resolution of Lessee’s board authorizing and directing the issuance of the Class B Units to Unger; (2) certificate or evidence of Unger’s ownership of Class B Units; (3) $1 made payable to Lessee.

3.2. SECURITY DEPOSIT. No Security Deposit will be required as part of this Lease.

4. USE.

4.1. PERMITTED USES. The Premises may be used for designing, developing, manufacturing, creating, implementing, selling, distributing, or providing pharmaceutical and diagnostic products (“Permitted Use”). If, during the Term, it is determined that the Premises is being used for a purpose other than the Permitted Use, the Lessor will have, at Lessor’s sole and absolute discretion, the right to terminate the Lease on 30 days’ notice to Lessee. Lessee will not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any neighboring property owner or Lessor.

4.2. CONDITION OF PREMISES. Lessee hereby accepts the Premises “AS IS,” in its existing condition as of the date of the execution hereof. Lessee has been in possession of the Premises for a significant period prior to the Effective Date, and is familiar with the Premises.

5. MAINTENANCE, REPAIRS AND ALTERATIONS. Lessee has inspected and accepts the Premises in its current condition and warrants that same are in good condition and suitable for Lessee’s purposes. Lessee will, at Lessee’s sole cost and expense, keep the Premises and every part thereof in good condition and repair including without limitation, all maintenance, replacement and repair of any storefront, doors, window casements, glazing, plumbing (and including, without limitation, Lessee’s sole responsibility for all supplies and any sewer stoppages or plumbing repairs respecting any plumbing fixtures in the Premises), pipes, electrical wiring and conduits (including, without limitation, all required bulb replacements), heating and air conditioning system (“HVAC”), all of which items and systems Lessee acknowledges to be in good repair and serviceable condition. Lessor will be entitled, but not obligated, to inspect the HVAC units to ensure they are in good working order. If said HVAC units are not in good working order, then Lessor will repair and/or replace said units at Lessor’s expense, unless the damage to the HVAC units is caused by Lessee or due to Lessee’s negligent use of the same. Lessee will obtain a service contract (with an HVAC maintenance contractor reasonably acceptable to Lessor) for regular maintenance of the HVAC system, said maintenance contract to conform to the requirements under the warranty, if any, on said system. Lessee will be solely responsible for its own janitorial services. Lessee will, upon the expiration or sooner termination of this Lease, surrender the Premises to Lessor in good condition, broom clean, ordinary wear and tear and damage, fire, casualty or from causes beyond the reasonable control of Lessee excepted. Any damage to adjacent Premises caused by Lessee’s use of the Premises will be repaired at the sole cost and expense of Lessee.

Notwithstanding the preceding Paragraph, Lessor will repair and maintain (a) the structural portions of the Premises, including repairing damages to non-structural portions of the Premises that are caused by the disrepair of structural portions of the Premises, (b) all improvements within the walls, floors, and ceiling of the Premises or outside the building on the Premises (e.g. plumbing and electrical lines) except for damage caused by Lessee, and (c) the exterior walls and roof of the Premises, unless such maintenance and repairs are necessitated in part or in whole by the act, neglect, fault or failure to perform any duty by Lessee, its agents, servants, employees, invitees. Lessor will not be liable for any failure to make such repairs or to perform any maintenance unless the maintenance or repair is not commenced within 15 days from the date that written notice of the need of such repair or maintenance is given Lessor by Lessee, but Lessor will use good faith efforts to immediately take any actions necessary to secure access to the Premises and maintain the Premises in a usable condition (“Immediate Repairs”). Lessor agrees to pursue and complete the repairs and maintenance diligently and in good faith after receipt of notice from Lessee and in the event Lessor fails to commence such repair or maintenance within 15 days or to commence any Immediate Repairs within one business day, Lessee will have the right to conduct such repair or maintenance at Lessor’s expense and be immediately reimbursed by Lessor for the amount reasonably incurred for such repair or maintenance. There will be no abatement of rent and no liability of Lessor by reason of any injury to or interference with Lessee’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises or in or to fixtures, appurtenances and equipment therein. Except as specifically set forth in this Section 5, Lessee waives the right to make repairs or conduct maintenance at Lessor’s expense under any law, statute or ordinance now or hereafter in effect.

6. INDEMNITY AND INSURANCE.

6.1. Lessee will indemnify, defend and hold Lessor harmless from and against any and all claims arising from Lessee’s use of the Premises, or from the conduct of Lessee’s business, or from any activity, work, or things done, permitted, or suffered by Lessee in or about the Premises. Lessor and Lessee will each indemnify, defend and hold the other harmless from and against any and all claims arising from any breach or default in the performance of any obligation on either Party’s part to be performed under the terms of this Lease or arising from any act or omission of a Party, or any of the Party’s agents, contractors or employees, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon.

6.2. From and after the Effective Date, and throughout the Term and any Renewal Term, if any, Lessee will obtain and maintain, at its sole cost and expense, a policy of commercial general liability insurance written on an occurrence basis insuring against any liability arising out of the use, occupancy, or maintenance of the Premises. Such insurance will have a combined single limit of liability of at least One Million Dollars ($1,000,000). Lessee will obtain and maintain, at its sole cost and expense, fire and extended coverage insurance upon all of the contents and other personal property situated upon the Premises. Lessor will be named as an additional insured on all policies or added by endorsement, as applicable, and Lessee will provide proof thereof to Lessor upon the execution of the Lease, and upon any request by the Lessor.

6.3. From and after the Effective Date, and thought the Term and any Renewal Term, if any, Lessor will obtain and maintain, at its sole cost and expense, Fire and extended coverage insurance upon all buildings, alternations, and improvements upon the Premises. Lessee will be named as an additional insured on such policy, or added by endorsement, as applicable, and Lessor will provide proof thereof to Lessee upon execution of this Lease, an upon any request by Lessee.

6.4. Lessor will not be responsible nor liable for any and all costs, losses or damages to any of Lessee’s inventory or personal property stored or placed at the Premises, which is not directly caused Lessor, or its agents.

6.5. Each party releases the other party from, and waives any rights of subrogation against the other party for, all claims for or with respect to any and all loss of or damage to property arising out of or incident to any peril insured against by insurance actually carried, or required to be carried by this Lease. The effect of such release and waiver is not limited (i) by the amount of insurance actually carried or required to be carried, (ii) to the proceeds received after a loss, or (iii) any deductible or self-insurance. The foregoing waiver will apply regardless of the cause or origin of such claim, including but not limited to the negligence of a party, or such party’s agents, officers, employees or contractors.

7. TAXES AND ASSESSMENTS.

7.1. REAL ESTATE TAXES AND ASSESSMENTS. Lessee will be responsible for and will timely pay the real estate and other ad valorem taxes or assessments with respect to the land on which the Premises is located.

7.2. LESSEE’S BUSINESS AND PERSONAL PROPERTY TAXES. Lessee will pay, before delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon its leasehold interest, trade fixtures, furnishings, equipment, leasehold improvements, alterations, changes, and additions made by Lessee, merchandise and personal property of any kind owned, installed or used by Lessee in, on or upon the Premises. In the event any such items of property are assessed with property of Lessor, then, and in such event, such assessment will be equitably divided, as agreed between the Parties.

8. DAMAGE OR DESTRUCTION. If during the Term, through no fault of Lessee, all or part of the Premises should be destroyed by fire or other casualty, Lessee will have the option to terminate the Lease and the Lease will be of no force and effect. Should the Premises be partially damaged or destroyed, but fit for occupancy by Lessee and the Lessee elects not to cancel the Lease, Monthly Rent will be abated in the same proportion as the destruction affects Lessee’s ability to occupy and use the Premises for its intended purposes.

9. CONDEMNATION. If any portion of the Premises necessary for Lessee’s occupancy is made unavailable to Lessee by eminent domain, or conveyed under a threat of condemnation, this Lease will terminate at the option of Lessee as of the earlier of the date title vests in the condemning authority or the condemning authority first has possession of the Premises or the portion of the Premises and all Rents and other payments will be paid to that date. In case of taking of a part of the Premises and Lessee does not elect to terminate the Lease, then this Lease will continue in full force and effect and the Monthly Rent will be equitably reduced based on the proportion by which the area of the Premises is reduced, such reduction in Monthly Rent to be effective as of the earlier of the date the condemning authority first has possession of such portion or title vests in the condemning authority. Lessee will be entitled to the portion of any award from the condemning authority attributable to the value of Lessee’s leasehold interest in the Property. Lessee will be permitted to make a separate claim against the condemning authority for moving expenses or damages resulting from interruption in its business.

10. DEFAULTS; REMEDIES.

10.1. DEFAULT BY LESSEE. The occurrence of any one or more of the following events will constitute a material default and breach of this Lease by Lessee:

10.1.1. The vacating or abandonment of the Premises by Lessee.

10.1.2. The failure by Lessee to make any delivery of Monthly Rent or any other payment required to be made by Lessee hereunder when due.

10.1.3. The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Section 10.1.2 above, where such failure will continue for a period of ten (10) business days after written notice thereof from Lessor to Lessee, provided, however, that if Lessee commences cure of such failure within such time period, the time for cure will be extended for such period of time as may be required for cure with reasonable diligence.

10.2. REMEDIES. In the event of any such material default or breach by Lessee, Lessor may, upon providing Lessee an additional written notice or demand, where such default or breach will continue for a period of five (5) business days, and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such default or breach following such five (5) business day cure period:

10.2.1. Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease will terminate and Lessee will immediately surrender possession of the Premises to Lessor.

10.2.2. Pursue any other or additional remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of Arizona, including, without limitation, the imposition of a landlord’s lien against any property located within the Premises.

10.3. CUMULATIVE REMEDIES. The remedies set forth herein will be deemed cumulative and not exclusive.

10.4. DEFAULT BY LESSOR. Lessor will not be deemed in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than fifteen (15) days after written notice by Lessee to Lessor specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor’s obligation is such that more than fifteen (15) days are required for performance, then Lessor will not be in default if Lessor commences performance within such fifteen (15) day period and thereafter diligently prosecutes the same to completion. If Lessor does not perform, Lessee will have the right to terminate this Lease as a result of Lessor’s default, or pursue any other or additional remedy now or hereafter available to Lessee under the laws or judicial decisions of the State of Arizona, without limitation.

11. GENERAL PROVISIONS.

11.1. SEVERABILITY. If any part of this Lease is determined to be invalid or unenforceable, that part will be amended to achieve, as nearly as possible, the same effect as the original. The invalidity or unenforceability or any provision will not affect the enforceability of the remainder of this Lease, unless such invalidity or unenforceability would materially alter the consideration due a Party, in which event, the affected Party may elect to rescind this Lease.

11.2. TIME OF ESSENCE. Time is of the essence with respect to each and every provision contained in this Lease.

11.3. CAPTIONS. Section captions are inserted for reference only, and in no way define, limit or enlarge the scope or meaning of this Lease.

11.4. INCORPORATION OF PRIOR AGREEMENTS; ENTIRE AGREEMENT; AMENDMENTS. This Lease constitutes the entire agreement between and reflects the reasonable expectations of the Parties pertaining to the subject matter hereof. All prior and contemporaneous agreements, representations, negotiations and understandings of the Parties, oral or written, are merged herein and/or expressly declared void and are superseded by this Lease. No change, addition or modification will be made to this Lease except by a written agreement executed by the Party intended to be bound thereby.

11.5. NOTICES AND PAYMENTS. All notices, statements, demands, requests, or consents which may be required or permitted to be given to either Party hereunder will be in writing, and will be sent by certified United States mail, return receipt requested, postage prepaid, electronic mail, or hand delivered to the addresses set out below or to such other person or place as each Party may from time to time designate in a notice to the other. All payments due hereunder will be sent by first-class United States mail, postage prepaid or hand delivered to the address of the Lessor set out below or to such other person or place as Lessor may from time to time designate in a notice to Lessee. Notices and payments will be deemed given and made upon actual receipt, except mailed notices which will be deemed to have been received three (3) days after deposit in the United States mail, postage prepaid. Any notice, demand or payment required or permitted to be given or made hereunder will be addressed to Lessor and Lessee, respectively, at the addresses set forth below:

Lessor:	IMARX INVESTMENTS, LLC
c/o Evan Unger 6227 E. Miramar Dr.
Tucson, Arizona 85715 Phone: [ADD]

Lessee:	Nuvox Pharma, LLC c/o [ADD]
1635 E. 18th Street Tucson, Arizona, 85719 Phone: [ADD]

11.6. HOLDING OVER. If Lessee remains in possession of the Premises or any part thereof after the expiration of the Term or Renewal Term hereof, without the written consent of Lessor, such occupancy will be a tenancy at sufferance, for which Lessee will pay a monthly base rental of one hundred ten percent (110%) of the Monthly Rent in effect immediately prior to the expiration of the Term, or Renewal Term, if any, plus all other charges payable hereunder, and upon all the terms hereof applicable to such a tenancy at sufferance.

11.7. CUMULATIVE REMEDIES. No remedy or election hereunder will be deemed exclusive but will, wherever possible, be cumulative with all other remedies at law or in equity.

11.8. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessee will be deemed both a covenant and a condition.

11.9. CHOICE OF LAW. This Lease, its application and interpretation, and all rights and obligations of the Parties hereunder will be governed by and construed exclusively in accordance with the laws of the State of Arizona, excluding any choice of law rules which would apply the laws of another jurisdiction.

11.10. CHOICE OF FORUM. Any disputes regarding this Lease will be exclusively resolved in the Arizona Superior Court, Pima County, Arizona, located in Tucson, Arizona. Each Party consents to the exclusive jurisdiction of such courts and agrees not to bring any action under this Lease except in Tucson, Arizona.

11.11. ADDITIONAL DOCUMENTS. The Parties will make, execute and deliver all such documents and perform all such acts from time to time, prior to and following the consummation of this Lease, to carry out the full intent and purpose of this Lease.

11.12. ATTORNEYS’ FEES. If either Party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing Party will be entitled to recover all costs and expenses, including reasonable attorneys’ fees incurred in any such action, on trial or appeal, to be paid as determined by the court.

12. REPRESENTATIONS AND WARRANTIES. Lessor represents and warrants that it has the authority to execute this Lease, and that upon Lessor’s execution hereof, this Lease will be binding on and enforceable against Lessor. Lessor will indemnity, defend and hold Lessee harmless from any breach of these representations and warranties, or any claim by a third party for such breach. Lessee represents and warrants that it has the authority to execute this Lease, and that upon Lessee’s execution hereof, this Lease will be binding on and enforceable against Lessee. Lessee will indemnity, defend and hold Lessor harmless from any breach of this representation and warranty, or any claim by a third party for such breach.

13. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, inure to and bind the heirs, successors, executors, administrators and assigns of the Parties hereto. The Lessee will have no right to assign its rights and obligations under this Lease to any other party without the prior written authorization of Lessor, whose consent may be withheld in its sole and absolute discretion. Any such attempt to assign Lessee’s interest without Lessor’s prior written approval will be void and of no force or effect. Notwithstanding the foregoing, Lessee may sublease a portion of the Premises to Microvascular Therapeutics, LLC.

14. NO ACCORD OR SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Monthly Rent and other sums due hereunder will be deemed to be other than on account of the earliest rent or other sums due, nor will any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such Monthly Rent, or other sum, or pursue any other remedy provided in this Lease.

15. COUNTERPARTS. This Lease may be executed in counterparts. Each counterpart will be deemed an original and all taken together will constitute one and the same instrument. If executed in counterparts, the counterpart signature pages may all be attached to one document, which will then constitute the original signed document. The execution of this Lease is deemed to have occurred, and this Lease will be enforceable and effective, only on the complete execution and delivery of this Lease by all the Parties. This Lease may be executed and delivered by facsimile or other electronic copies showing the signatures thereto. The facsimile or other electronic copies showing the signatures of any of the Parties will constitute originally signed documents requiring no further execution.

16. TERMS. Unless the context requires otherwise, words denoting the singular will be construed as including the plural, and words in the plural will be construed as including the singular. Words of one gender will be construed as including another gender or neuter if appropriate within the context. The word “person” or “party” will include a natural person, corporation, firm, partnership, limited liability company, proprietorship, trust, or any other entity.

17. CONSTRUCTION. The captions or headings of this Lease are for convenience of reference only, and will not control or affect the meaning or construction of any provision herein. This Lease is a result of negotiations between the Parties; therefore, this Lease will not be construed as if it had been prepared by one of the Parties, but rather as if both Parties have prepared it.

18. RECITALS. The above recitals are incorporated herein by this reference.

[Signatures to follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have executed this Lease on the dates shown following their respective names below.

“Lessee”		“Lessor”

NuvOx Pharma, an Arizona limited liability company		IMARX INVESTMENTS, LLC, an Arizona limited
liability company

By:	/s/ Betty Weaver	By:	/s/ Evan C. Unger
Its:	CFO	Its:	CEO/President
Date:	August 27, 2017	Date:	August 27, 2017

EXHIBIT A

LEGAL DESCRIPTION

PARCEL: 1:

Parcels 13 and 14 of CHERRY-CAMPBELL REDEVELOPMENT SUBDIVISION, per map recorded in Book 11, Page 27 of Maps and Plats, in the office of the Pima County Recorder, Pima County. Arizona.

PARCEL 2:

Lots 10 and 11 in Block 6 of EASTLAND HEIGHTS, a subdivision of Pima County, Arizona, according to the map or plat thereof of record in the office of the County Recorder of Pima County, Arizona, in Book 5 of Maps and Plats at Page 17 thereof.

EXCEPT from said Lot 10 that portion described as follows:

BEGINNING at the Northwest corner of said Lot 10;

THENCE North 89°08’58” East along the North line of said Lot 10 a distance of 37.10 feet; THENCE South 26°16’23” Feet 81.64 feet to the West line of said Lot 10;

THENCE North 00°45’23” West along the said West line a distance of 72.66 feet to the POINT OF BEGINNING.

PARCEL 3:

Lot 15 of CHERRY-CAMPBELL REDEVELOPMENT, a subdivision of Pima County, Arizona, according to the map or plat thereof of record in the office of the County Recorder of Pima County, Arizona, in Book 11 of Maps and Plats at Page 27 thereof.